Exhibit 99.1

Garrett Motion Provides Update on the Impact of COVID-19

Withdraws Full Year 2020 Guidance

ROLLE, Switzerland, April 7, 2020 – Garrett Motion Inc. (NYSE: GTX), a cutting-edge technology provider that enables vehicles to become safer, more connected, efficient and environmentally friendly, today announced it has taken additional actions to confront the coronavirus pandemic.

On April 6, 2020, the Company fully drew the remaining funds available under its revolving credit facility of approximately $470 million to increase its financial flexibility in the current environment. With the additional funds, Garrett has supplemented its cash position, which totaled approximately $250 million as of March 31, 2020, including a draw down on the revolver of $66 million in the first quarter. As a result, total liquidity available at the start of the second quarter is approximately $655 million. There are no significant debt maturities before September 2023.

“The COVID-19 pandemic has created substantial disruption across the global automotive industry and economies around the world,” said Olivier Rabiller, Garrett President and CEO. “While our focus has been on safeguarding the health and safety of our employees and supporting our customers and local communities, we are also taking decisive and prudent steps with various stakeholders to enhance our liquidity and preserve the long-term health of the business. Our senior leadership team has navigated downturns in the past and we expect to rely upon our extensive experience and resilient business model to emerge from this crisis as a stronger company.”

Garrett continues to adjust production schedules based on fluctuating market conditions, particularly in North America and Europe, and implement aggressive cost control measures and cash management actions, including:

•	Postponing capital expenditures that do not impact near-term programs

•	Optimizing working capital requirements

•	Lowering discretionary spending

•	Temporarily reducing pay for the leadership team and all executive officers by 20%

•	Flexing the organizational cost by implementing short-term working schemes

•	Reducing temporary workforce and contract service workers

•	Restricting external hiring

As a result of the highly uncertain operating environment caused by COVID-19, Garrett is withdrawing its full year 2020 guidance issued on February 27, 2020. The Company will provide a business update when it reports first quarter 2020 results in May and intends to resume providing an outlook at a future date.

About Garrett Motion Inc.

Garrett Motion is a differentiated technology leader, serving customers worldwide for more than 65 years with passenger vehicle, commercial vehicle, aftermarket replacement and performance enhancement solutions. Garrett’s cutting-edge technology enables vehicles to become safer, more connected, efficient and environmentally friendly. Our portfolio of turbocharging, electric boosting and automotive software solutions empowers the transportation industry to redefine and further advance motion. For more information, please visit www.garrettmotion.com.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles. All financial data in this press release is preliminary and represents the most current information available to the Company’s management, as financial closing procedures for the quarter ended March 31, 2020 are not yet complete. These estimates are not a comprehensive statement of the Company’s financial results for the quarter ended March 31, 2020 and actual results may differ materially from these estimates as a result of the completion of normal quarter-end accounting procedures and adjustments, including the execution of the Company’s internal control over financial reporting, the completion of the preparation and review of the Company’s financial statements for the quarter ended March 31, 2020 and the subsequent occurrence or identification of events prior to the formal issuance of the first quarter financial results.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements, including statements regarding our expected financial results and cash position at March 31, 2020, expected cost-cutting measures, the impact of the COVID-19 pandemic on our business, and our ability to emerge from the current crisis as a stronger company. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to the ongoing impact of the coronavirus (COVID-19) outbreak and those described in our annual report on Form 10-K for the year ended December 31, 2019, as well as our other filings with the Securities and Exchange Commission, under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.” You are cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. Actual results, developments and business decisions may differ from those envisaged by our forward-looking statements.

Contacts:

MEDIA	INVESTOR RELATIONS
Michael Cimini	Paul Blalock
+1 973 216-3986	+1 862 812-5013
michael.cimini@garrettmotion.com	paul.blalock@garrettmotion.com

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